Exhibit 32

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Feris International, Inc. (the “Company”) hereby certifies that, to her knowledge:

(i) The Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 26, 2007	By:	/s/ PATRICIA LINSON
Name: Patricia Linson
Title: President